Exhibit 99.1

DRI Corporation to Present at 2008 Global Investment Symposium

Event Slated Oct. 26-28, 2008, in Dubai, UAE

DALLAS--(BUSINESS WIRE)--October 14, 2008--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that the Company will participate in the 2008 Global Investment Symposium slated Oct. 26-28, 2008, in Dubai, UAE.

David L. Turney, the Company’s Chairman, President, and Chief Executive Officer, said: “The Dubai event, which is being hosted by Nortia Capital Partners in partnership with Emirates Capital and Floyd Associates, is expected to attract international investors, investment bankers, and fund managers from Gulf Cooperation Council countries and from around the world.”

The Dubai event is not being webcast. For more information, visit www.nortiacapital.com.

OUTLOOK

“Our exhibit at the American Public Transportation Association (APTA) EXPO, which took place Oct. 6-8, 2008, in San Diego, attracted a great deal of interest from our customers and potential customers. During APTA EXPO, we did not learn of any problems or situations that might point to potential weaknesses in the transit market. That being said, however, the present global economic problems remain a concern. However, mitigating that concern is the fact that more than 55 percent of DRI’s revenues are generated from international customer orders. As a result, we believe the Company has some degree of insulation from financial difficulties being faced by any one geographic sector. Additionally, much of our order flow, which tends to be long-term in nature, is funded well in advance of placement, which we believe helps reduce the risk of short-term surprises. While we are concerned about the present global financial issues, we remain cautiously optimistic,” Mr. Turney said.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the Company’s expectations of participating in the Dubai event, its outlook on current global financial conditions and its potential impact on the transit market and the Company’s business prospects, as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that the Dubai event will not attract the positive attention that the Company is hoping to achieve, that current global financial conditions may in fact have a negative impact on the transit market or the Company’s business prospects, that the timing or amount of future revenues, expectations of profitability, and expected business and revenue growth trends may not prove accurate over time; as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2008, and as updated in our Quarterly Report on Form 10-Q filed Aug. 14, 2008, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com
or
Sharon Merrill Associates, Inc. Contact:
David C. Calusdian
Executive Vice President and Partner
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: tbus@investorrelations.com